SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                              AVESIS INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 13, 1999

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TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Avesis Incorporated, a Delaware corporation (the "Company"), will be held on Monday, December 13, 1999 at 11:00 a.m. local time, at 10324 S. Dolfield Road, Owings Mills, MD 21117, for the following purposes:

     1. To elect seven directors for the ensuing year and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 1999, which includes audited financial statements, also accompanies this Notice.

     Only stockholders of record at the close of business on October 21, 1999 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person.

                                Sincerely,

                                /s/ Alan S. Cohn

                                Alan S. Cohn
                                President and Chief Executive Officer

Phoenix, Arizona
November 5, 1999

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Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.
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
                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012

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                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 13, 1999

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                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Avesis Incorporated (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted for the Company's nominees for election as directors at the Annual Meeting. The Board of Directors is not aware of any other matter that may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, an executive or other authorized officer should sign the proxy in the name of such corporation. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

     This Proxy Statement and the form of proxy that is enclosed are being mailed to the Company's stockholders commencing on or about November 3, 1999.

     A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice or revocation and voting in person the shares to which the proxy relates.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

     The mailing address of the principal corporate office of the Company is 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on October 21, 1999 (the "Record Date"), will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 7,343,297 shares of Common Stock, 5,000 shares of $10 Class A Nonvoting Cumulative Convertible Preferred Stock, Series 2 ("Series 2 Shares") and 297,660 shares of $3.75 Class A Senior Nonvoting Cumulative Convertible Preferred Stock, Series A ("Series A Shares"). Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The Series 2 Shares and Series A Shares do not have voting rights with respect to the matters included on the Annual Meeting agenda. The presence of a majority of the Common Stock, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. The affirmative vote of a majority of such quorum is required with respect to the approval of the proposal set forth herein. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of October 15, 1999 there were 7,343,297 shares of Common Stock, 5,000 Series 2 Shares and 297,660 Series A Shares outstanding. The table below sets forth as of September 22, 1999, certain information regarding the shares of Common Stock and Series A Preferred Stock beneficially owned by each director of the Company and each named executive officer in the Summary Compensation Table, by all of the Company's executive officers and directors as a group, and by those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock, which information as to beneficial ownership is based upon statements furnished to the Company by such persons. None of the directors or executive officers owns any Series 2 Shares.

                                                                   Common issuable upon conversion or
                                                                           exercise of: (1)
                                                                   ----------------------------------
                                                                                         Total Common
                              Common          % of       Series A       % of             Beneficially   Percent of
Name and Address              Stock          Common       Shares       Pref.   Options     Owned (1)     Common (2)
----------------              -----          ------      --------      -----   -------   ------------   -----------
                                                      (actual shares)
Gerald L. Cohen*              253,359          3.5        22,274(7)      7.5        --      476,099          6.3

William R. Cohen*             161,117(4)       2.2        10,552         3.5        --      266,637          3.6

William L. Richter          1,194,620(3)      16.3        50,099(3)     16.8        --    1,695,610(3)      21.6
c/o Richter & Co., Inc.
450 Park Ave., 28th Floor
New York, NY 10022

Sam Oolie*                    220,021(5)       3.0        24,023         8.1   100,000      560,251          7.3

Kenneth L. Blum, Sr.          140,000(6)       1.9         2,000         0.7        --      160,000          2.2
17133 Ericarose Street
W. Boca Raton, FL  33496

Kenneth L. Blum, Jr.        1,814,750         24.7            --          --        --    1,814,750         24.7
11460 Cronridge Drive
Suite 120
Owings Mills, MD 21117

Alan S. Cohn                1,804,750         24.6            --          --        --    1,804,750         24.6
11460 Cronridge Drive
Suite 120
Owings Mills, MD 21117
                            ------------------------------------------------------------------------------------
All directors and           5,588,617(4)(5)   76.1       108,948        36.6   505,000    7,183,097         80.4
Executive officers as
a group (9 persons)

*    Business Address: 3724 North Third Street, Suite 300, Phoenix, Arizona
     85012.

(1) Includes shares of Common Stock with respect to which the identified person had the right to acquire beneficial ownership on or within 60 days of the date of the above table pursuant to the Series A Shares or Options, as indicated. Each Series A Share indicated in the table is convertible into 10 shares of Common Stock and such shares of Common Stock are included in the total Common Stock beneficially owned.

(2) The percentages shown include Common Stock actually owned as of the date of the above table and Common Stock as to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to the Series A Shares or Options, as indicated. In calculating the percentage of ownership, all shares of Common Stock which the identified person had the right to acquire within 60 days of the date of the above table are deemed to be outstanding when computing the percentage of Common Stock owned by such person but are not deemed to be outstanding when computing the percentage of Common Stock owned by any other person.

(3) Includes 462,500 shares of Common Stock and shares of Common Stock issuable upon conversion of 22,300 Series A Shares indirectly owned via an affiliated corporation, Richter & Co., Inc. ("RCI"), which thereby beneficially owns in its own name 685,500 shares or 9.1% of the Company's Common Stock. Also includes shares of Common Stock issuable upon conversion of 3,883 and 4,530 Series A Shares held via two other corporations. Also includes shares of Common Stock issuable upon conversion of 2,500 Series A Shares and 15,169 shares of Common Stock held by family members, as to which Mr. Richter disclaims beneficial ownership.

(4) Includes 6.67% of the 6,337 shares of Common Stock and 19,412 Series A Shares held by an affiliated corporation, with respect to which William R. Cohen owns 6.67% of the outstanding stock.

(5) Includes 20% of the 6,337 shares of Common Stock and 19,412 Series A Shares held by an affiliated corporation, with respect to which Mr. Oolie owns 20% of the outstanding stock. Also includes 8,679 shares owned by Mr. Oolie's wife, as to which Mr. Oolie disclaims beneficial ownership.

(6)  Mr. Blum's spouse holds the indicated shares.

(7) Includes 43.75% of the 4,530 Series A Shares held by an affiliated corporation.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

VOTE REQUIRED; NOMINEES

     The Company has nominated seven persons for election at the 1999 Annual Meeting as directors for terms expiring at the 2000 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company.

     SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

     All directors will hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Officers are elected annually and serve at the pleasure of the Board of Directors.

     Set forth below is certain biographical information (including principal occupations) relating to the nominees.

     William R. Cohen, 68, Co-Chairman of the Board, has served as a Director of the Company since April 1986. Mr. Cohen is the Chairman of Go Lightly Candy Company. Mr. Cohen has served as Chairman of American Mobile Communications, a cellular communications company, and has also held various positions with CFC Associates, a venture capital partnership, and its predecessor organizations. Mr. Cohen serves as a lifetime trustee of the Hospital Center, Orange, New Jersey. Mr. Cohen is not related to Gerald L. Cohen.

     William L. Richter, 56, Co-Chairman of the Board, has been a Director of the Company since August 1993. Mr. Richter has been President of Richter Investment Corp. and its wholly-owned subsidiary, Richter & Co., Inc., a registered broker-dealer and investment banking firm (or its predecessor organization) for the past nine years and has been a Senior Managing Director of Cerberus Capital Management, L.P. (or its predecessor organizations) since their founding in late 1992. Mr. Richter was Co-Chairman of Rent-A-Wreck of America, Inc., a franchiser of automobile rental agencies, from November 1989 to June 1993 and has been Vice Chairman of that Company since June 1993.

     Kenneth L. Blum, Sr., 73, has served as a Director of the Company since August 1993. Mr. Blum was acting President and Chief Executive Officer of the Company from September 1996 to May 1998. Mr. Blum has been Chairman of the Board of Rent-A-Wreck of America, Inc., an automobile rental franchiser, since June 1993, President from June 1993 to October 1994, and Chief Executive Officer since January 1994. Mr. Blum has been the President of KAB, Inc., a management company, since 1990. Mr. Blum co-founded United HealthCare, Inc., a Baltimore, Maryland-based healthcare company, in 1974 and served as its President and Chief Executive Officer until 1990. Since 1990, Mr. Blum has been a management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; and Mail-Rx, a mail-order prescription drug company. Mr. Blum is the father of Kenneth L. Blum, Jr. and the father-in-law of Alan S. Cohn. See - "Management Agreement."

     Gerald L. Cohen, 55, has served as a Director of the Company since March 1985. Mr. Cohen is a managing director of Greenley Capital Company, a limited partnership which is a New York-based investment banking firm. Mr. Cohen is the sole shareholder of the general partner (Greenley Corp.) of Greenley Capital Company. From August 1982 through April 1989, Mr. Cohen was a managing director of Richter, Cohen & Co., a New York-based investment banking firm. Mr. Cohen also serves as a Director of Marketing Systems of America. Mr. Cohen is not related to William R. Cohen.

     Sam Oolie, 63, has served as a Director of the Company since March 1985. Mr. Oolie has been Chairman of NoFire Technologies, Inc., a manufacturer of fire retardant coatings and textiles, since August 1995 and has been Chairman of Oolie Enterprises, an investment company, since July 1985. Mr. Oolie has held various positions with CFC Associates, a venture capital partnership, and its predecessor companies since January 1984. He was Vice Chairman of American Mobile Communications, Inc. a cellular telephone company, from February 1986 until July 1989 and Chairman of the Nostalgia Network, a 24-hour cable television program service, from April 1987 until January 1990. Mr. Oolie also serves as a Director of NCT Group, Inc. (formerly Noise Cancellation Technologies, Inc.) and Comverse Technology, Inc.

     Alan S. Cohn, 44, has served as the President and CEO of the Company since June 1998 and as a Director of the Company since August 1998. Mr. Cohn is providing management services on behalf of the Company through an arrangement with NHE. Mr. Cohn has been a management consultant for NHE and KAB, Inc. since 1993 and 1990, respectively. Since 1990, Mr. Cohn has been a principal or management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; Rent-A-Wreck of America, Inc., an automobile franchiser; Allscripts, Inc., formerly Physician Dispensing Systems, Inc., a pharmaceutical dispensing company; Lawphone, Inc., a prepaid legal fee company; and Mail-Rx, a mail-order prescription drug company. Mr. Cohn is the son-in-law of Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors. See - "Management Agreement."

     Kenneth L. Blum, Jr., 36, has served as a Director of the Company since August 1998. Mr. Blum is the President, Chief Executive Officer and the sole stockholder of NHE. Mr. Blum is also President and Secretary of Rent-A-Wreck of America, Inc., an automobile rental franchiser, President of National Computer Services, Inc., a computer service bureau, and President of American Business Information Systems, Inc., a high-volume laser printing company. Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors, is the father of Kenneth L. Blum, Jr. See - "Management Agreement."

EXECUTIVE OFFICERS; NHE

     Alan S. Cohn, 44, has been President and Chief Executive Officer of the Company since June 1998. See - "Vote Required; Nominees."

     Neal A. Kempler, 31, has been the Corporate Secretary of the Company since June 1996. Mr. Kempler has been the Vice President of Operations of the Company since August 1996 and was the Assistant to the President/Director of Marketing from January 1993 until August 1996. Mr. Kempler served as Account Executive of National Health Enterprises, Inc., a management company, from June 1990 until 1993.

     Shannon R. Barnett, 31, has been Controller of the Company (Principal Accounting Officer) since August 1996 and was Senior Accountant of the Company from November 1995 until August 1996. Ms. Barnett was Assistant Controller of Quality Hotel and Marlyn Nutraceuticals, a vitamin manufacturer, from September 1994 until November 1995 and Staff Accountant of General Atlantic Resources, Inc., an oil and gas company, from November 1992 until June 1994.

     Joel H. Alperstein, 31, has been the Treasurer of the Company since December 1997 and the Director of Finance of the Company (Principal Financial Officer) since January 1997. Since March 1999, Mr. Alperstein has been a management consultant to American Business Information Systems, Inc., a high-volume laser printing company. Mr. Alperstein was a self-employed financial consultant from September 1996 until December 1996. Mr. Alperstein was a Manager at Stout, Causey & Horning, P.A., a full service public accounting firm, from September 1992 until August 1996, and a Senior Accountant at Arthur Andersen, LLP, from July 1990 until September 1992. Mr. Alperstein has a Masters of Business Administration from Loyola College of Maryland and is a Certified Public Accountant.

     Effective March 18, 1993, the Company entered into a Management Agreement (the "Management Agreement") with National Health Enterprises, Inc., a Maryland corporation ("NHE") pursuant to which NHE agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's Board of Directors. On December 12, 1997 the Company's Board of Directors extended the term of the Company's Management Agreement with NHE to March 18, 2003. See - "Certain Relationships and Related Transactions."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common and Preferred Stock are required to report their initial ownership of the Company's Common and Preferred Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended May 31, 1999, except that no Form 4 was received from an otherwise unrelated more than 10% shareholder in connection with the Company's August 1998 repurchase of his shares. In making these disclosures, the Company has relied solely on representations obtained from certain of its former and current directors, executive officers and ten percent holders and/or copies of the reports that they have filed with the Commission.

MEETINGS AND COMMITTEES

     The Audit Committee of the Board of Directors consists of Gerald Cohen and Sam Oolie. This committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. A meeting of the audit committee was held during fiscal 1999 to discuss the May 31, 1998 financial statements.

     Currently, there is no nominating or compensation committee or other committee performing similar functions.

     The Board of Directors of the Company held a total of five meetings (including telephonic meetings) during the fiscal year ended May 31, 1999. During the fiscal year ended May 31, 1999, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served, except for Gerald Cohen who attended three of the five meetings of the Board of Directors.

STOCK OPTIONS

     On July 30, 1998, the Company's Board of Directors approved a modification providing all outstanding stock option and warrant holders the opportunity to exercise any or all of their vested options and warrants at a discounted exercise price from their original grant, during the period from August 1, 1998 to August 31, 1998. The modification was deemed necessary to provide incentive for the exercise of outstanding stock options and warrants, thereby raising capital to repurchase the outstanding common stock held by the founder of the Company and removing a significant amount of the Company's stock option and warrant overhang. The discounted price was calculated by discounting the stated exercise price of each stock option or warrant by 10% per annum from the expiration date back to August 1998, and rounding the calculated price to the nearest whole cent. The discounted price was not less than the prevailing market price of the Company's common stock at the time of exercise of the options, defined as the high bid price, and rounded to the nearest whole cent. The modification expired on August 31, 1998, and all terms returned to the original exercise terms for all unexercised stock options and warrants.

                         Ten-Year Option/SAR Repricings

     The following table sets forth information concerning all repricings of options and SARs held by executive officers during the last ten completed fiscal years.

                                      Number of
                                      Securities                      Exercise                 Length of Original
                                      Underlying   Market Price of  Price at Time                  Option Term
                                     Options/SARs   Stock at Time    of Repricing    Revised    Remaining at Date
                                     Repriced or   of Repricing or  or Amendment    Exercise     of Repricing or
Name                      Date       Amended (#)    Amendment ($)        ($)        Price ($)       Amendment
----                      ----       -----------    -------------        ---        ---------       ---------
Alan S. Cohn         August 1, 1998   1,054,750         $0.22           $0.48         $0.31     4 Years, 7 Months
Alan S. Cohn         August 1, 1998     700,000         $0.22           $0.40         $0.26     4 Years, 7 Months
Neal A. Kempler      August 1, 1998     255,000         $0.22           $0.48         $0.31     4 Years, 7 Months
Neal A. Kempler      August 31, 1998    255,000         $0.22           $0.31         $0.48            None
Shannon R. Barnett   August 1, 1998      33,334         $0.22           $0.48         $0.22          9 Years
Shannon R. Barnett   August 31, 1998     33,334         $0.22           $0.22         $0.48            None
Joel H. Alperstein   August 1, 1998     100,000         $0.22           $0.48         $0.31     4 Years, 7 Months
Joel H. Alperstein   August 1, 1998      33,334         $0.22           $0.48         $0.22          9 Years
Joel H. Alperstein   August 31, 1998    100,000         $0.22           $0.31         $0.48            None
Joel H. Alperstein   August 31, 1998     33,334         $0.22           $0.22         $0.48            None

             Aggregated Option/SAR Exercises in Last Fiscal Year and
                     Fiscal Year-End Option/SAR Value Table

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended May 31, 1999 by each of the named executive officers and the fiscal year-end value of unexercised options. There are no SARs.

                      Shares                           Number of Securities
                   Acquired on                         Underlying Unexercised     Value of Unexercised In-the-Money
Name               Exercise (#)  Value Realized($)   Options/SARs at FY-End (#)       Options/SARs at FY-End ($)
----               ------------  -----------------  ---------------------------   ---------------------------------
                                                    Exercisable   Unexercisable   Exercisable        Unexercisable
                                                    -----------   -------------   -----------        -------------
Alan S. Cohn          1,754,750        $0                -0-            -0-           --                 --
Neal A. Kempler          --            --            255,000            -0-           $0                 --
Shannon R. Barnett       --            --             33,334         16,666           $0                 $0
Joel H. Alperstein       --            --            133,334         16,666           $0                 $0

     Pursuant to the revised terms, the following individuals exercised their stock options or warrants during August 1998, in the following amounts at the following exercise prices per option or warrant:

                               Number of       Number of         Modified
   Option/Warrant Holder        Options        Warrants       Exercise Price
   ---------------------       ---------       ---------      --------------
   Alan S. Cohn                1,054,750                           $0.31
   Alan S. Cohn                  700,000                           $0.26
   Kenneth L. Blum, Jr.        1,064,750                           $0.31
   Kenneth L. Blum, Jr.          700,000                           $0.26
   William L. Richter             50,000                           $0.31
   William L. Richter                            109,091           $0.31
   William L. Richter                             50,909           $0.26
   Richter & Co., Inc.            72,500                           $0.31
   Richter & Co., Inc.                           163,636           $0.31
   Richter & Co., Inc.                            76,364           $0.26
   William R. Cohen              100,000                           $0.26
   Gerald L. Cohen               100,000                           $0.26

     The total cash received by the Company from the exercise of the above stock options and warrants was $1,228,657. Of the preceding amount, approximately $400,712 was used to repurchase all 931,888 shares of the Company's common stock held by the founder of the Company, at a price of $0.43 per share. The excess funds received from these transactions were used as working capital.

                           Summary Compensation Table

     The following table and related notes set forth information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer during the year ended May 31, 1999. No executive officer who was serving as an executive officer during fiscal 1999 received salary and bonus which aggregated at least $100,000 for services rendered to the Company during the year ended May 31, 1999.

                                             Annual             Long Term Compensation
                                          Compensation                 Awards
                                          ------------   -------------------------------------
Name and Principal Position        Year     Salary ($)   Securities Underlying Options/SARs (#)
---------------------------        ----     ----------   --------------------------------------
Alan S. Cohn, CEO (1)              1999         $0                       --

Kenneth L. Blum, Sr., Acting CEO   1998         $0                       --
                                   1997         $0                       --

(1) Mr. Cohn became CEO of the Company as of June 1, 1998. Mr. Cohn is compensated through the Management Agreement with National Health Enterprises, Inc.

     See also - "Certain Relationships and Related Transactions - Agreements with National Health Enterprises, Inc. -- Stock Option Grant."

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     No employment contracts, termination of employment, or change-in-control arrangements currently exist except for the National Health Enterprises, Inc. arrangement described below.

DIRECTOR COMPENSATION

     Directors are reimbursed for out-of-pocket expenses incurred in connection with each Board of Directors or committee meeting attended. Directors who also are employees of the Company are eligible to participate in the Company's Incentive Stock Option Plan and the Company's 401(k) Plan, and all directors are eligible to participate in the Company's 1993 Stock Option Plan (the "1993 Plan"). Pursuant to the 1993 Plan, options for 100,000 shares of the Company's Common Stock were granted on April 8, 1993 to each of directors William R. Cohen, Gerald L. Cohen, and Sam Oolie. The exercise price of such options is $.40 per share, which was at least the fair market value of the Company's Common Stock on the date of grant. Options for 25,000 shares of Common Stock were exercisable by each of the optionees as of the date of grant, with the balance vesting in equal parts at the end of each of the 10 three-month periods following the date of grant. As of May 31, 1998 options for 100,000 shares of Common Stock were exercisable by each of the optionees.

     During August 1998, William R. Cohen and Gerald L. Cohen each exercised their 100,000 stock options pursuant to the reduced pricing as approved by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MANAGEMENT AGREEMENT. On December 12, 1997 the Company's Board of Directors agreed to extend the term of the Company's Management Agreement with NHE to March 18, 2003. Also, effective March 18, 1998, the Company's Board of Directors agreed to increase the cash compensation paid to NHE under the Management Agreement by $50,000 per year to $250,000 per year. On May 3, 1999, the Company's Board of Directors agreed to increase the cash compensation paid to NHE under the Management Agreement by an additional $50,000 per year to $300,000 per year. Messrs. Blum Sr., Blum Jr. and Cohn abstained from voting due to their relationship to National Health Enterprises. The increase became effective as of June 1, 1999.

     STOCK OPTION GRANT. Pursuant to the Management Agreement, on March 18, 1993, the Company issued options (the "Options") to NHE for the purchase of up to 4,400,000 shares of the Company's Common Stock. Also pursuant to the Management Agreement, the Company entered into a Registration Rights Agreement effective March 18, 1993 with NHE, Mr. Blum, Jr. and Mr. Cohn.

     During August 1998, Messrs. Blum, Jr., Cohn and Richter exercised all of their outstanding options from the March 18, 1993 Stock Option Grant.

     SUBORDINATED PROMISSORY NOTES. On March 18, 1993, the Company obtained loans in the amount of $80,000 from each of Mr. Blum, Jr. and Mr. Cohn. The notes were due March 18, 1998 and accrued interest at the rate of 6% per annum, provided that the holders could accelerate the notes if the Company terminated the Management Agreement without cause. Interest was payable semiannually in arrears, commencing September 18, 1993. The notes were unsecured and subordinated to the Company's outstanding 9 1/2% Debentures and future indebtedness of the Company for borrowed money. The Company paid $8,416 in interest under the terms of these notes in fiscal 1998. On March 18, 1998 the Company paid Mr. Blum, Jr. and Mr. Cohn the outstanding principal and accrued interest amounts on the subordinated promissory notes.

     MARKETING AGREEMENT. Effective March 18, 1993, the Company and NHE entered into a Marketing Representation Agreement (the "Marketing Agreement") pursuant to which NHE is entitled to receive a commission equal to 7 1/2% of the enrollment fees (as defined) from Sponsor contracts generated by NHE. The Company also agreed to pay NHE commissions equal to 2 1/2% of the enrollment fees from Sponsor contracts with respect to which NHE provides marketing assistance in procuring the contract, but does not itself generate the initial Sponsor contact. The term of the Marketing Agreement is coextensive with that of the Management Agreement. In fiscal 1999 and 1998, the Company paid approximately $310,000 and $211,000, respectively, to NHE under the Marketing Agreement. In fiscal 1999 and 1998, the Company paid approximately $13,446 and $8,000, respectively, in reimbursable marketing expenses to NHE under the Marketing Agreement.

     INVESTMENT BANKING SERVICES. On April 23, 1998, the Company entered into a Supplemental Agreement with Richter & Co., Inc. ("RCI") for Investment Banking services related to the Exchange Offer for the Company's Series 2 Preferred shares. RCI received cash consideration of $50,000 and 250,000 shares of the Company's Common Stock. RCI assigned 100,000 shares of the Company's Common Stock received under this agreement to William L. Richter.

     On May 3, 1999, the Company's Board of Directors approved a cash payment to Richter & Co., Inc. at an annual rate of $30,000 under the Financial Advisory Agreement. Mr. Richter abstained from voting due to his relationship to Richter & Co., Inc. The payment commenced as of June 1, 1999.

     SOFTWARE DEVELOPMENT SERVICES. During fiscal 1995, the Company contracted with National Computer Services, Inc. ("NCS") to develop software related to the Company's vision, dental and hearing programs. The Company did not pay any development fees related to the software during fiscal 1999 and 1998. Additionally, the Company has contracted with NCS to lease its computer system for approximately $1,000 per month. The Company paid $12,000 of computer lease charges in fiscal 1999 and 1998. Kenneth L. Blum, Jr., a Director, is President and a stockholder of NCS and the son of Kenneth L. Blum, Sr., the former Acting President and CEO, and a Director of the Company.

                                  OTHER MATTERS

     At the date of this Proxy Statement, the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected KPMG LLP to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 1999. KPMG LLP's representatives are not expected to be present at the Annual Meeting.

                              REPORT ON FORM 10-KSB

     A copy of the Company's Form 10-KSB without exhibits for the year ended May 31, 1999 has been enclosed with this Proxy Statement. Stockholders may request a copy of the exhibits to the Form 10-KSB, free of charge, by writing to: Joel H. Alperstein, Investor Relations, Avesis Incorporated, 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

                              STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy material for the 2000 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of the Proxy Statement, on or before July 5, 2000. Any such proposal will be subject to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

     Notice of Stockholder proposals for presentation at the 2000 Annual Meeting, but which are not going to be presented to the Company for inclusion in the proxy materials, will be considered untimely after September 18, 2000. If the annual meeting date is changed, the Company shall disclose in the Form 10-QSB such revised dates.

                               AVESIS INCORPORATED


                               Alan S. Cohn
                               President and Chief Executive Officer


November 5, 1999

                                [FRONT OF CARD]

                               AVESIS INCORPORATED
               ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 13, 1999
                                      PROXY
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WILLIAM L. RICHTER AND ALAN S. COHN, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Avesis Incorporated, a Delaware corporation, to be held on Monday, December 13, 1999, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the following matters:

1.   Election of Directors

     [ ]  FOR all nominees listed            [ ]  WITHHOLD AUTHORITY
          below (except as marked to              to vote for all
          the contrary below)                     nominees listed below

 KENNETH L. BLUM, JR., KENNETH L. BLUM, SR., GERALD L. COHEN, WILLIAM R. COHEN,
                   ALAN S. COHN, SAM OOLIE, WILLIAM L. RICHTER

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

                           (Continued on reverse side)
--------------------------------------------------------------------------------
                                 [BACK OF CARD]

                          (Continued from reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES.

Check appropriate box            Dated:___________________________________, 1999
Indicate changes below:
Address Change? [ ]
Name Change [ ]                  _______________________________________________


                                 _______________________________________________
                                           Signature(s) of Shareholder(s)

                                 PLEASE SIGN PERSONALLY AS NAME APPEARS AT
                                 LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

         PLEASE SIGN AND DATE THIS PROXY AND RETURN IN ENCLOSED PREPAID
                          ENVELOPE - PLEASE DO NOT FOLD